Exhibit 99.1

Talphera Announces Reduction in Size of its Board of Directors from Ten to Seven Members

SAN MATEO, Calif., March 1, 2024 -- Talphera, Inc. (Nasdaq: TLPH), (Talphera), a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for use in medically supervised settings, today announced as part of its commitment to operating with best practices in corporate governance, its Board of Directors has decided to reduce the size of the Board from ten to seven directors. Three directors, Howard Rosen, Richard Afable and Pamela Palmer have voluntarily agreed to resign from the Board of Directors, effective immediately.  Dr. Palmer will continue in her current role of Chief Medical Officer and member of the executive leadership team, with a focus on successfully completing the Niyad™ registrational study later this year.

Adrian Adams, Chairman of the Talphera Board, said, "Our decision to reduce the size of the Board reflects our commitment to operating consistent with best practices in corporate governance and to better align the Board’s size and composition with Talphera’s current strategy. We believe having a smaller Board will improve efficiency as we focus on obtaining FDA approval for Niyad and enhancing value for shareholders. Our continuing directors provide diverse and deep experience in the pharmaceutical industry, including corporate finance, corporate development and M&A expertise."

Mr. Adams added, “Howie and Rick have made significant and valuable contributions to the Company over the many years they have served on the Board.  We have appreciated their expertise, vision and judgment during times of significant transition for the Company.  On behalf of the Board and the entire Company, I want to thank them both for their commitment to Talphera over the years.  I also want to thank Pam, Howie and Rick for their support and professionalism in effecting these Board changes to ensure Talphera is in the best possible position to deliver value to our shareholders.”

About Talphera, Inc.

Talphera, Inc. is a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for use in medically supervised settings. Talphera's lead product candidate, Niyad™ is a lyophilized formulation of nafamostat and is currently being studied under an investigational device exemption, or IDE, as an anticoagulant for the extracorporeal circuit, and has received Breakthrough Device Designation status from the FDA. Talphera is also developing two pre-filled syringes in-licensed from its partner Aguettant: Fedsyra™, a pre-filled ephedrine syringe, and PFS-02, a pre-filled phenylephrine syringe. This release is intended for investors only. For additional information about Talphera, please visit www.talphera.com.

About Niyad™ and Nafamostat

Nafamostat is a broad spectrum, synthetic serine protease inhibitor with anticoagulant, anti-inflammatory and potential anti-viral activities. Niyad™ is a lyophilized formulation of nafamostat and is currently being studied under an investigational device exemption (IDE), as an anticoagulant for the extracorporeal circuit, and has received Breakthrough Device Designation Status from the FDA. LTX-608 is a proprietary nafamostat formulation for direct IV infusion that may be investigated and developed for the treatment of acute respiratory distress syndrome (ARDS), disseminated intravascular coagulation (DIC), acute pancreatitis and as an antiviral, amongst other potential targets.

Forward-looking statements

This press release contains forward-looking statements based upon Talphera's current expectations. These and any other forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as “potential,” “potentially,” “believe,” “expect,” “anticipate,” “may,” “will,” “if,” “enable,” “should,” “seek,” “approximately,” “intends,” “intended,” “plans,” “planned,” “planning,” “targeted,” “estimates,” “sufficient,” “benefits,” or the negative of these words or other comparable terminology, and include Talphera’s statements regarding having a smaller board will improve our efficiency and deliver enhanced value to shareholder. The discussion of strategy, plans or intentions may also include forward-looking statements, which are predictions, projections and other statements about future events that are based on current expectations and assumptions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied by such statements, including: (i) risks relating to Talphera's product development activities and ongoing commercial business operations; (ii) risks related to the ability of Talphera and its business partners to implement development plans, launch plans, forecasts and other business expectations; (iii) risks related to unexpected variations in market growth and demand for Talphera 's commercial and developmental products and technologies; (iv) risks related to Talphera 's liquidity and its ability to maintain capital resources sufficient to conduct the required clinical studies; and (v) risks relating to Talphera’s ability to obtain regulatory approvals for its developmental product candidates. Although it is not possible to predict or identify all such risks and uncertainties, they may include, but are not limited to, those described under the caption "Risk Factors" and elsewhere in Talphera 's annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the SEC and any subsequent public filings. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. To the degree financial information is included in this press release, it is in summary form only and must be considered in the context of the full details provided in Talphera 's most recent annual, quarterly or current report as filed or furnished with the SEC. Talphera 's SEC reports are available at www.talphera.com under the “Investors” tab. Except to the extent required by law, Talphera undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect new information, events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contacts:

Talphera

Raffi Asadorian, CFO

650-216-3500

investors@talphera.com

LifeSci Advisors

Kevin Gardner

617-283-2856

kgardner@lifesciadvisors.com

Chris Calabrese

917-680-5608

ccalabrese@lifesciadvisors.com

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